As Filed With the Securities and Exchange Commission on April 30, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Idearc Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5095175
(State or other jurisdiction of	(I.R.S Employer
incorporation or organization)	Identification No.)

2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas	75261
(Address of Principal Executive Offices)	(Zip Code)
Idearc Inc. 2008 Incentive Compensation Plan
(Full title of the plan)

Cody Wilbanks
Acting Executive Vice President — General Counsel
Idearc Inc.
2200 West Airfield Drive
P.O. Box 619810
DFW Airport, Texas 75261
(972) 453-7000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
James E. O’Bannon
Jones Day
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price (2)	registration fee (2)
Common Stock, $.01 par value per share	12,000,000 shares	$3.36	$40,260,000	$1,582

(1)	This Registration Statement also covers an additional indeterminable number of shares as may be required pursuant to the Idearc Inc. 2008 Incentive Compensation Plan in the event of a stock dividend, stock split, recapitalization, exchange of shares or other similar change in the Common Stock (the “Common Stock”) of Idearc Inc.

(2)	Estimated solely for the purpose of calculating the registration fee and is based on the average of high and low prices of the Common Stock on the New York Stock Exchange on April 29, 2008, in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of this registration statement is included in the Section 10(a) prospectus to be sent or given to participants in the Idearc Inc. 2008 Incentive Compensation Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with Rule 428 and the Note to Part I of Form S-8, the information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
     Idearc Inc. (the “Corporation”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by the Corporation with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:
          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
          (b) Current Reports on Form 8-K filed on February 21, 2008, March 3, 2008 and April 18, 2008; and
          (c) The description of the Common Stock contained in the Corporation’s Form 10, as amended, filed on November 1, 2006, File No. 001-32939.
     In addition, all documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of any such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. Description of Securities.
     Not applicable.
ITEM 5. Interest of Named Experts and Counsel.
     Not applicable.
ITEM 6. Indemnification of Directors and Officers.
     Article VII of the Corporation’s Amended and Restated Certificate of Incorporation (the “Restated Articles”) limits the liability of its directors and officers. Specifically, Article VII provides in part that:
     The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.
     The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that except as provided in this Article 7 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board; provided further, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.
     Article VI of the Corporation’s Bylaws provides for the indemnification of the Corporation’s directors and officers. Specifically, Article VI provides in part that:
     The Corporation, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”) or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was made a party, or is threatened to be made a party, or who is or was involved in any manner (including, without limitation, as a witness), in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (collectively, a “Proceeding”), by reason of the fact that such person, or a person of whom he or she is or was the legal representative, is or was a director or officer of the Corporation, or who while a director or officer is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise (including service with respect to employee benefit plans maintained or sponsored by the Corporation) (collectively, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, against all losses, expenses (including, without limitation, attorney fees and other fees and disbursements), liabilities, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement actually and reasonably incurred (collectively, “Expenses”) by the Indemnitee in connection with such Proceeding; provided, however, that, except as provided in this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) was authorized by the board of directors.
     Section 145 of the DGCL permits the Corporation, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position. The DGCL also permits the Corporation to purchase Director and Officer liability insurance against such liabilities.
     The Corporation maintains Director and Officer liability insurance and has entered into indemnification agreements with its officers and directors. A form of the indemnification agreement is filed as Exhibit 10.12 to Amendment No. 4 to the Corporation’s Form 10 for Registration of Securities, filed on October 27, 2006 (File No. 001-32939).

ITEM 7. Exemption from Registration Claimed.
     Not Applicable.
ITEM 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, Amendment No. 5 (File No. 001-32939), filed October 30, 2006)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2008)

5.1*	Opinion of Jones Day

23.1*	Consent of Jones Day (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included on signature page)

99.1*	Idearc Inc. 2008 Incentive Compensation Plan

*	Filed herewith
ITEM 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DFW Airport, State of Texas on April 30, 2008.

Idearc Inc.
By:	/s/ Frank P. Gatto
Frank P. Gatto
Acting Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, on behalf of Idearc Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Cody Wilbanks and Larry D. Cannon, and each of them, the true and lawful attorneys or attorneys-in-fact, with full power of substitution and resubstitution, for the Corporation, to sign on behalf of the Corporation and on behalf of the undersigned in his or her capacity as an officer and/or a director of the Corporation, any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement on Form S-8 for the registration of shares of the Corporation’s common stock issuable under the 2008 Incentive Compensation Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, to or with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on April 30, 2008.

Signature	Title

/s/ Frank P. Gatto Frank P. Gatto	Acting Chief Executive Officer (Principal Executive Officer)

/s/ Samuel D. Jones Samuel D. Jones	Acting Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Jerry V. Elliott Jerry V. Elliott	Director

Katherine J. Harless	Director

/s/ Jonathan F. Miller Jonathan F. Miller	Director

/s/ Donald B. Reed Donald B. Reed	Director

/s/ Stephen L. Robertson Stephen L. Robertson	Director

/s/ Thomas S. Rogers Thomas S. Rogers	Director

/s/ Paul E. Weaver Paul E. Weaver	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10, Amendment No. 5 (File No. 001-32939), filed October 30, 2006).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2008)

5.1*	Opinion of Jones Day

23.1*	Consent of Jones Day (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included on signature page)

99.1*	Idearc Inc. 2008 Incentive Compensation Plan

*	Filed herewith